UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005 (May 13, 2005)

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	2-64559	31-4156830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 13, 2005, the Five Year Credit Agreement, dated May 17, 2004, among Nationwide Mutual Insurance Company (NMIC), Nationwide Life Insurance Company (NLIC), Nationwide Financial Services, Inc. (NFS), the lenders party thereto and Bank One, NA, as agent, and Citicorp USA, Inc., as syndication agent, was amended and restated for a new five-year term in the aggregate principal amount of $1,000,000,000. The substantive amendments to the Five Year Credit Agreement include: (1) the replacement of Bank One, NA with Citicorp USA, Inc., as agent, and the replacement of Citicorp USA, Inc. with Wachovia Bank, NA, as syndication agent; and (2) the triggers for an event of default due to final non-appealable fines as a result of violations of insurance laws was increased from $2,000,000 to $5,000,000 for any single instance and from $5,000,000 to $10,000,000 in the aggregate.

Item 1.02 – Termination of a Material Definitive Agreement

On May 13, 2005, the 364-Day Credit Facility, dated May 17, 2004, among NMIC, NLIC, NFS, the lenders party thereto and Bank One, NA, as agent, and Citicorp USA, Inc., as syndication agent, was reduced to zero and terminated.

Item 9.01 – Financial Statements and Exhibits

(c	)	Exhibits.

Exhibit 10.1

Amended and Restated Five Year Credit Agreement, dated May 13, 2005, among NMIC, NLIC, NFS, the lenders party thereto and Citicorp USA, Inc., as agent, and Wachovia Bank, NA, as syndication agent (previously filed as Exhibit 10.1 to Form 8-K, Commission File Number 1-12785, filed May 19, 2005, and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

Date: May 19, 2005	/s/ M. Eileen Kennedy
M. Eileen Kennedy Senior Vice President – Chief Financial Officer